                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                             (Amendment No. ____)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                       CELL ROBOTICS INTERNATIONAL, INC.
        ---------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

           Neuman & Cobb, 1507 Pine Street, Boulder, Colorado  80302
        ---------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          _________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ___________________________________________________
     (4)  Proposed maximum aggregate value of transaction:  _______________
     (5)  Total fee paid:  ________________________________________________

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  _______________________________________
     (2)  Form, Schedule or Registration Statement No.: __________________
     (3)  Filing Party: __________________________________________________
     (4)  Date Filed: ____________________________________________________

                       CELL ROBOTICS INTERNATIONAL, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 6, 1997



The Annual Meeting of Shareholders of Cell Robotics International, Inc. ("Cell" or the "Company") will be held at the principal executive offices of the Company, 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107 on June 6, 1997 at 10:00 o'clock a.m. for the purpose of considering and voting upon the following:

     1. To elect four (4) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

     2. To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Incentive Stock Option Plan by an additional 250,000 shares.

     3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of Cell Common Stock of record at the close of business on May 1, 1997 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1996, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.


                                   CELL ROBOTICS INTERNATIONAL, INC.


                                   /s/ Craig T. Rogers
                                   ------------------------------------
                                   Craig T. Rogers, Secretary

                       CELL ROBOTICS INTERNATIONAL, INC.


                         2715 BROADBENT PARKWAY, N.E.
                         ALBUQUERQUE, NEW MEXICO 87107


                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished to the Shareholders of Cell Robotics International, Inc. (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on June 6, 1997 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of four (4) Directors of the Company, FOR the proposal of the Company's Board of Directors to increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Stock Incentive Plan by an additional 250,000 shares, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about May 2, 1997, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended December 31, 1996.

     The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on May 1, 1997 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, unless otherwise indicated, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Company had outstanding 5,013,414 shares of common stock ("shares"), with each share being entitled to one vote.

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.

TITLE OF       NAME AND ADDRESS           AMOUNT AND NATURE OF     PERCENT
CLASS          OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP  OF CLASS<F1>
--------       -------------------        --------------------   -----------
Common         Ronald K. Lohrding<F2>           475,000            9.2%
Stock          c/o Cell Robotics, Inc.
               2715 Broadbent Parkway, NE
               Albuquerque, NM  87107

   "           Craig T. Rogers<F3>              184,800            3.7%
               c/o Rockies Fund, Inc.
               4465 Northpark Drive
               Colorado Springs, CO  80907

   "           Mark Waller, Director<F4>        200,000            4.2%
               1820 North Shore Road
               Lake Oswego, OR  97304

   "           Raymond Radosevich<F5>            26,000             .5%
               c/o Cell Robotics, Inc.
               2715 Broadbent Parkway, NE
               Albuquerque, NM  87107

   "           Mitsui Engineering &<F6>         409,406            8.2%
               Shipbuilding Company, Ltd.
               405 Park Avenue, Suite 501
               New York, NY  10022

   "           Richard S. Hall<F7>              323,000            6.5%
               280 Estrellita Drive
               Ft. Myers Beach, FL

   "           All Officers and Directors       907,395           16.5%
               as a Group (6 persons)
------------------------------------------

<F1> Shares not outstanding but deemed beneficially owned by the virtue of the individual's right to acquire them within sixty (60) days of the date of this report are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

<F2> Includes Incentive Stock Options exercisable to purchase 150,000 shares of
     Common Stock at an exercise price of $1.75 per share, and Incentive Stock Options exercisable to purchase 25,000 shares of Common Stock at an exercise price of $1.875 per share, issued under the Company's 1992 Stock Incentive Plan.

<F3> Mr. Rogers exercises the sole voting and investment power with respect to
     40,800 shares of common stock. Also includes 10,000 shares of Common stock owned of record by Leslie Rogers, Mr. Roger's wife, and 70,000 shares owned of record by R.O.I, Inc., a Colorado corporation, of which Mr. Rogers is an officer, director and fifty percent shareholder, and as a result would be deemed to exercise the shared voting and investment power with respect to the securities. Mr. Rogers disclaims beneficial ownership of 35,000 shares of common stock owned of record by R.O.I., Inc. for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Also includes Incentive Stock Options exercisable to purchase 50,000 shares of Common Stock at an exercise price of $1.75 per share, and Incentive Stock Options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $1.875 per share issued under the Company's 1992 Stock Incentive Plan.

<F4> Represents non-qualified stock options exercisable to purchase, in the aggregate, 200,000 shares of Common Stock at $1.75 per share.

<F5> Reflects Non-Qualified Stock Options exercisable to purchase 6,000 shares of Common Stock at an exercise price of $1.75 per share, and Non-Qualified Stock Options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $2.81 per share.

<F6> Mitsui Engineering & Shipbuilding Company, Ltd., a Japanese corporation
     ("MES"), is the record owner and exercises the sole power to vote and invest 409,406 shares of the Company's Common Stock.

<F7> Reflects 195,000 shares of Common Stock owned by Mr. Hall individually and/or by the R.S. Hall IRA; 3,500 shares of Common Stock owned by the Hall Grantor Retained Annuity Trust which was created and is controlled by Mr. Hall; 5,000 shares of Common Stock owned by the R.S. Hall Gift Trust which was created and is controlled by Mr. Hall; 2,500 shares of Common Stock owned by the Wildwood Foundation, Inc., a non-profit private foundation founded by Mr. Hall, and for whom Mr. Hall serves as President of the Board of Trustees and supervises investment decisions; and 1,000 shares of Common Stock owned by the Hall Scholarship Trust which was created and is supervised by Mr. Hall. Mr. Hall disclaims beneficial ownership of all shares of Common Stock owned by the Hall Scholarship Trust, and the Wildwood Foundation, Inc. for purposes of Section 16 of the Exchange Act.

2.   ELECTION OF DIRECTORS.

          The Directors have voted to nominate four (4) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees are currently Directors of the Company.

          The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

                                                    DIRECTOR AND/OR EXECUTIVE
NAME AND POSITION IN THE COMPANY            AGE           OFFICER SINCE
--------------------------------            ---     -------------------------
     Dr. Ronald K. Lohrding                 56                1995
               CEO, President and
               Chairman of the Board

     Craig T. Rogers                        34                1991
               Secretary, Treasurer
               and Director

     Mark Waller                            46                1995
               Director

     Dr. Raymond Radosevich                 58                1995
               Director

------------------------------------------------

     Dr. Ronald K. Lohrding,
     ----------------------
     Dr. Lohrding has served as the Company's Chief Executive Officer, President and Chairman of the Board since February 23, 1995. He co-founded the wholly-owned subsidiary, Cell Robotics, Inc., in 1988 and has served as the Chairman, President and CEO since incorporation. He is a seasoned manager with over 20 years of management experience. He received his Ph.D. in mathematical statistics from Kansas State University, and then spent over twenty years at Los Alamos National Laboratory (LANL) as an R&D manager and as a scientist. He served as LANL's Assistant Director for Industrial and International Initiatives, Deputy Associate Director for Environment and Biosystems, as well as Program Director for Energy, Environment and Technology, among other senior management positions. Concurrently, he has been a general partner in seven successful real estate partnerships, two of which are still currently active. Other than the Company, Dr. Lohrding does not currently serve as a director of any other reporting company.

     Craig T. Rogers.
     ---------------
     Mr. Rogers was originally elected to serve as the Chief Executive Officer, President and a Director of the Company's predecessor, Intelligent Financial Corporation, effective June 30, 1991. As a result of the Reorganization, Mr. Rogers resigned as the Chief Executive Officer and President and, in February 1995, concurrently was appointed Chief Financial Officer, Secretary and Treasurer. Effective January, 1997, Mr. Rogers relinquished his position as Chief Financial Officer. Mr. Rogers remains as Secretary, Treasurer and a Director of the Company. Mr. Rogers has also served as Chief Operating Officer of The Rockies Fund, Inc. since July 1993. The Rockies Fund Inc., a Colorado Springs, Colorado-based business development company regulated under the Investment Company Act of 1940, makes investments in and managerial assistance available to, certain eligible portfolio companies. Mr. Rogers also currently serves as an officer and director of Discovery Technologies, Inc., a Colorado-based public holding company. From April 1988 to June 1991, he also served as Chief Financial Officer for DMA Computer Solutions, a general partnership operating four Connecting Point franchise stores. He served as President of DMA Financial Corporation from inception until its merger into the Company in September 1991. Mr. Rogers received a Bachelor of Arts Degree in Business/Economics from Colorado College in 1984. Other than the Company and Discovery Technologies, Inc., Mr. Rogers does not currently serve as a director of any other reporting company.

     Mark Waller.
     -----------
     Mr. Waller has served as a Director of the Company since February 1995. Since 1990, Mr. Waller has been President and founder of BridgeWorks Capital, a sole proprietorship which arranges public and private financing for and provides public relations services to client companies. Mr. Waller was Interim President and Director of Totem Health Sciences, Inc., a Canadian medical products and research company, from 1988 to 1990. Other than the Company, Mr. Waller does not currently serve as a director of any other reporting company.

     Dr. Raymond Radosevich.
     ----------------------
     Dr. Radosevich is a former Dean of the Anderson Schools of Management at the University of New Mexico. He is currently a Professor of Management, specializing in business strategy and the management of technology. In addition, he teaches a course in Technology Entrepreneurship and lectures on the subject nationally and internationally. Dr. Radosevich earned his Ph.D. from Carnegie-Mellon University, a B.S. in Mechanical Engineering and an M.S. in Industrial Engineering from the University of Minnesota. Other than the Company, Dr. Radosevich does not currently serve as a director of any other reporting company.

     Each director is elected to serve for a term of one (1) year until the next annual meeting of shareholders or until a successor is duly elected and qualified.

     There are no family relationships among directors or persons nominated or chosen by the Company to become a director. The present term of office of each director will expire at the next annual meeting of shareholders.

     The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of Shareholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by the Company's ByLaws.

     During the fiscal year ended December 31, 1996, outside Directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

     During fiscal 1996, the Company did have a Compensation Committee but did not have standing Audit or Nominating Committees of the Board of Directors.
The Company does, however, plan to form an Audit Committee during fiscal 1997. No member of the Audit Committee will receive any additional compensation for his service as a member of that Committee. The Audit Committee will be responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee will oversee the external audit coverage, including the annual nomination of the independent public accountants, review accounting policies and policy decisions, review the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, review with Management the Management's Discussion and Analysis section of the Annual Report, review the letter of Management representations given to the independent public accountants, meet privately with the independent public accountants to discuss all pertinent matters, and report regularly to the Board of Directors regarding its activities.

     During fiscal 1996, the Compensation Committee consisted of Dr. Raymond Radosevich and Mark Waller. No member of the Compensation Committee receives any additional compensation for his service as a member of that Committee. During 1996, the Compensation Committee held no formal meetings. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

     During fiscal 1996 two (2) meetings of the Board of Directors of the Company were held, which meetings were attended by all members of the Board of Directors.

CELL ROBOTICS TECHNICAL ADVISORY BOARD

     Cell Robotics has voluntarily formed an Advisory Board whose members are chosen by the Board of Directors based upon their individual technical and scientific expertise in areas related to the business of Cell Robotics. In consideration of their services as members of the Advisory Board, each member has been granted non-qualified stock options exercisable to purchase 6,000 shares of Common Stock at exercise prices ranging from $1.75 per share to $2.50 per share. Members of the Advisory Board receive no other compensation for their services, which consist of approximately one (1) day per year devoted to the business of the Company. The following persons currently serve as members of the Cell Robotics Technical Advisory Board:

     Dr. Michael Berns
     -----------------
     is President, Beckman Laser Institute and Professor of Cell Biology at the University of California.

     Dr. Steven Chu
     --------------
     is Chairman of the Physics Department, Stanford University.

     Dr. Steven Block
     ----------------
     is Associate Professor of Molecular Biology at Princeton University.

     Dr. Stanley Kater
     -----------------
     is Professor of Neurology at the University of Utah.

     Dr. Paul Jackson
     ----------------
     is a Molecular and Plant Biologist at a national laboratory.

     Dr. Wilfried Feichtinger
     ------------------------
     is at the Institute for Fertility in Vienna Austria and was the recent chairman of the IXth World Congress on In vitro Fertilization and Assisted Reproduction.

     Dr. Charles Bracker
     -------------------
     is the G. B. Cummins Distinguished Professor, Department of Botany and Plant Pathology, Purdue University.

     Dr. Robert Stevenson
     --------------------
     is a biotech consultant in marketing and acquisitions.


                               LEGAL PROCEEDINGS

     None of the foregoing Directors or Executive Officers has, during the past five years:

     (1) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (2) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

     (3) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

     (4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REORGANIZATION

     Effective February 23, 1995, Cell Robotics consummated a business combination with Intelligent Financial Corporation, a Colorado corporation ("IFC") in a transaction accounted for as a reverse merger (the "Reorganization"). Pursuant to the Reorganization, IFC acquired 100% of the issued and outstanding shares of common stock and equity rights of Cell Robotics in exchange for which IFC issued to the shareholders of Cell Robotics, pro rata, 668,019 shares of IFC Common Stock, Incentive Stock Options exercisable to purchase 50,094 shares of Common Stock at an exercise price of $2.39 per share, and non-qualified stock options exercisable to purchase 36,000 shares of Common Stock at an exercise price of $2.39 per share, the latter of which were issued in exchange for non-qualified stock options of Cell Robotics held by members of the Cell Robotics Board of Technical Advisors and Board of Directors.

     As a result of the Reorganization, Cell Robotics became a wholly-owned subsidiary of IFC, and IFC subsequently changed its name to "Cell Robotics International, Inc." The shares of Common Stock issued to the shareholders of Cell Robotics, pro rata, represented immediately following the Reorganization, 62.3% of the total issued and outstanding shares of the Company's Common Stock.

     Immediately prior to the Reorganization, Mitsui voluntarily surrendered to Cell Robotics for cancellation a total of 491,499 shares of common stock of Cell Robotics. As a result of this surrender and cancellation, Mitsui retained 231,519 shares of Cell Robotics common stock which were exchanged for an equal number of shares of Company Common Stock in the Reorganization. The number of shares that Mitsui retained after the voluntary surrender was subject to adjustment based upon the completion of a subsequent financing. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Financing and Capital Contribution Agreement.") In addition, as part of the Reorganization, Mitsui executed a Forbearance Agreement pursuant to which it agreed to forebear from exercising or enforcing any rights against Cell Robotics which it had by virtue of Cell Robotics' default in the repayment of loans having an outstanding principal balance of $5,400,000, pending performance by the Company of its agreements under the Financing Agreement described below. In addition, Mitsui agreed to contribute to the capital of Cell Robotics (accounted for as a conversion to equity) more than $1,000,000 in accrued and unpaid interest, penalty interest and expenses due and owing by Cell Robotics to Mitsui under those loans.

     As part of the Reorganization, IFC formed, organized and transferred to a new wholly-owned subsidiary, Intelligent Financial Holding Corporation ("IFHC"), all of its assets, subject to all of its liabilities, save and excepting $250,000 in cash or cash equivalents, which assets were used for working capital following the Reorganization. All of the shares of common stock of IFHC have been, or are in the process of being, distributed to the prior shareholders of IFHC, pro rata, in a spin-off distribution registered under the Securities Act. IFHC has agreed to indemnify and hold harmless the Company and Cell Robotics from any liabilities which IFHC assumed as part of the Reorganization. Accordingly, IFHC is not reflected in the discussion of the Company's business and is not included in the Company's financial statements.

FINANCING AND CAPITAL CONTRIBUTION AGREEMENT

     Concurrently with the Reorganization, the Company, Cell Robotics, Mitsui and Bridgeworks Investors I, L.L.C., an Oregon limited liability company ("BW") entered into a Financing and Capital Contribution Agreement ("Financing Agreement").

     Pursuant to the terms of the Financing Agreement, BW executed a Subscription Agreement to subscribe for and purchase 380,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, 50,000 of which were subsequently assigned to, and purchased by ROI, Inc., a controlled corporation of Craig T. Rogers. As of the date of this Proxy Statement all 380,000 shares have been purchased in accordance with the Subscription Agreement.

     Further, under the terms of the Financing Agreement, BW agreed to obtain on behalf of the Company a financing commitment which would result, when consummated, in the infusion of a minimum of $1,400,000 of additional equity into the Company (the "Financing"). The Private Offering was designed to meet the requirements of the Financing and the Financing Agreement.

     In accordance with and fulfilling the terms of the Financing Agreement, following the First Closing of the Private Offering which occurred on August 31, 1995, the Company and Mitsui consummated the following transactions:

     1.        The Company paid to Mitsui the sum of $250,000;

     2. The Company issued to Mitsui an additional 177,887 shares of Common Stock;

     3. The Company and Mitsui executed and delivered a Royalty Agreement pursuant to which the Company agreed to pay to Mitsui a royalty equal to one percent (1%) of the aggregate net sales of certain products for a term of ten (10) years; and

     4. Mitsui executed and delivered to the Company a Capital Contribution Agreement pursuant to which it agreed to contribute to the capital and equity of the Company $5,400,000 in aggregate principal debt obligation of Cell Robotics to Mitsui, together with all accrued and unpaid interest in the aggregate amount of $358,338.

TRANSACTIONS WITH DIRECTOR

     Mark Waller, a director of the Company, is also the managing member of BW. Concurrently with the Reorganization in February 1995, the Company, Cell Robotics, Mitsui and BW entered into the Financing Agreement. Under the terms of the Financing Agreement, BW was given the opportunity in a Subscription Agreement to subscribe for and purchase 380,000 of the Company's Common Stock at an exercise price of $1.00 per share.

     In addition, Mr. Waller provided services to the Company in connection with structuring the Private Offering and arranging on the Company's behalf for Paulson to serve as Placement Agent. In consideration of his services in connection with the Private Offering, Mr. Waller was granted non-qualified stock options exercisable to purchase, in the aggregate, 200,000 shares of the Company's Common Stock at an exercise price of $1.75 per share.

     Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, disinterested directors.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a) reports filed. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1996.

     Based solely on a review of the copies of such reports required by Section 16(a), the Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during 1996 except for the following: Mark Waller and Denis Burger each failed to file with the Securities and Exchange Commission on a timely basis one report relating to one transaction involving Common Stock of the Company owned by them.

3.   EXECUTIVE COMPENSATION.

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

---------------------------------------------------------------------------------------------------------
                                          SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------
                                                                     Long Term Compensation
                                 Annual Compensation               Awards              Payouts
                          ---------------------------------        ---------------------------
                                                       Other
Name                                                  Annual     Restricted
and                                                   Compen-       Stock               LTIP    All Other
Principal                         Salary     Bonus    sation      Award(s)   Option/   Payouts  Compensa-
Position                 Year       ($)       ($)       ($)          ($)     SARs(#)     ($)    tion ($)
----------               -----    -------   -------   -------      -------   -------   -------   ------
Ronald K. Lohrding,      1996  $115,000      $500     $5,998      -0-       25,000       -0-       -0-
President                1995  $ 96,821       -0-     $3,220      -0-      150,000       -0-       -0-
and CEO

Craig T. Rogers<F1>,     1995  $ 24,525       -0-        -0-      -0-       50,000       -0-       -0-
President, CEO and       1994  $ 27,000       -0-        -0-      -0-          -0-       -0-       -0-
Treasurer

------------------------------

<F1> Mr. Rogers served as President and CEO of the predecessor company, Intelligent Financial Corporation, until the Reorganization in February 1995.

EMPLOYMENT AGREEMENTS

     At the closing of the Reorganization, Cell Robotics executed written Employment Agreements, having terms of five (5) years each, with Dr. Lohrding and Mr. Rogers. The Employment Agreement with Dr. Lohrding provides for Dr. Lohrding to serve the Company as its Chairman, President and CEO, on a full-time basis, for a minimum base salary of $100,000 per year. Currently, Dr. Lohrding is paid a base salary of $123,600 per year. The Employment Agreement with Mr. Rogers provides for his serving CRI as Chief Financial Officer, on a part-time basis, for a minimum base salary of $27,000 per year. Effective January, 1997, Mr. Rogers was replaced as Chief Financial Officer of the Company by John Hanlon. Mr. Rogers continues to serve as the Company's Secretary and Treasurer, and to receive a salary of $41,200. As of the date of this Proxy Statement, the Company has not entered into an employment agreement with Mr. Hanlon. No other executive officer receives any compensation or is subject to any agreement or arrangement to receive compensation in the future.

STOCK INCENTIVE PLAN

     During fiscal 1992, the Company adopted a Stock Incentive Plan (the "Plan"). Pursuant to the Plan, stock options granted to eligible participants may take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISO's (Non-Qualified Stock Options or "NQSO's"). As required by Section 422 of the Code, the aggregate fair market value of the Company's Common Stock with respect to its ISO's granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSO's. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock on the date of grant. The exercise price of an NQSO may be set by the administrator. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety (90) day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either the Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 980,000 shares of the Company's Common Stock is reserved for issuance under the Plan.

     At December 31, 1996, the Company had granted a total of 539,856 Incentive Stock Options under the Plan, 27,709 of which were granted in connection with the Reorganization. The Company also has issued and outstanding 345,970 Non-Qualified Stock Options (NQSO's), which NQSO's were issued to members of the Cell Robotics Board of Technical Advisors and other Company advisors, and to certain members of the Board of Directors. All of the Incentive Stock Options and NQSO's issued in connection with the Reorganization were issued in exchange for options to purchase shares of Cell Robotics common stock previously issued by Cell Robotics. The options were exchanged on a one-for-one basis. All options have been issued with exercise prices at or above market value on the date of issuance.

     The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                                    TABLE 2

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              ---------------------------------------------------
                                         AND FY-END OPTION/SAR VALUES
                                         ----------------------------
                                                                                 Value of
                                                             Number of          Unexercised
                                                            Unexercised        In-the-Money
                                                           Options/SARs        Options/SARs
                                                           at FY-End (#)     at FY-End ($)<F2>

                  Shares Acquired   Value Realized<F1>    Unexercisable/
Name on Exercise (#)    ($)             Exercisable         Exercisable
---------------------------------------------------------------------------------------------
Ronald K.              -0-                  -0-             25,000/          $   65,625.00
Lohrding                                                    150,000

Craig T.               -0-                  -0-             10,000/          $   21,875.00
Rogers                                                       50,000
---------------------------------------------------------------------------------------------

<F1> Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

<F2> The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.
     The closing bid price of the Company's Common Stock at fiscal year end 1996, was $2.1875.

EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors and shareholders have approved an Employee Stock Purchase Plan ("ESPP") which has been adopted pursuant to Section 423 of the Internal Revenue Code of 1986, as amended. The ESPP has an initial term of three (3) years at which time it will terminate except as to any options outstanding on the termination date. The ESPP is available to all employees of the Company and its subsidiaries, except those employees of less than six months, those employed on a part-time basis (20 hours per week or less), those customarily employed for not more than five months in any calendar year, and those persons who are officers, supervisors, or highly-compensated employees. In addition, no persons owning five percent (5%) or more of the Company's Common Stock may participate in the ESPP. No employee may purchase any more than $25,000 worth of stock in any calendar year. The plan is limited to 100,000 shares per year over the three-year term with a maximum aggregate number of shares which may be purchased by the Company's employees pursuant to the ESPP being 300,000.

     Under the plan, the year is divided into two enrollment periods of six
(6) months each. At the commencement of each six-month enrollment period, an employee is given the ability to subscribe for and purchase shares of the Company's Common Stock at the end of the six-month enrollment at a price equal to 85% of the fair market value of the Company's Common Stock on the commencement date or the termination date of such enrollment, whichever price per share is lower. The shares are purchased pursuant to a payroll deduction program pursuant to which an employee may elect to have up to 10% of that employee's compensation withheld during each pay period for the purposes of covering subscriptions made under the plan.

     As of the date of this Proxy Statement, no shares of Common Stock have been issued under the ESPP and there have been no subscriptions of employees to participate in the plan. The Company expects to begin implementing the ESPP during fiscal 1997.

     No officer of the Company receives any additional compensation for his services as a Director. The Company does not contribute to any retirement, pension, or profit sharing plans covering its directors. The Company does, however, maintain a group health insurance plan for its employees.


4.   INCENTIVE STOCK OPTION PLAN - ADDITIONAL SHARES.

     The Board of Directors of the Company has determined that, in order to be able to provide additional incentive to the Company's management and key employees, it is in the best interest of the Company and its stockholders that an additional 250,000 shares be authorized to be issued pursuant to the exercise of options granted under the Company's ISOP. Section XVIII of the Plan, Section 422 of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended, each require that any increase in the aggregate number of shares which may be issued under the Plan be approved by a majority of the stockholders of the Company at a regular or special meeting of the stockholders called for that purpose.

     BOARD OF DIRECTORS' RECOMMENDATION.

     For the reasons stated above, the Board of Directors recommends a vote FOR approval of the proposal to increase by 250,000 shares the total number of shares which may be issued pursuant to options granted under the Company's ISOP.


5.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     On May 15, 1995 the Company's Board of Directors approved a change in the Company's certifying accountant. The change was effective May 15, 1995.

     The independent accountant who was previously engaged as the principal accountant to audit the Company's financial statements was Schumacher & Associates, Inc., Certified Public Accountants. None of Schumacher & Associates, Inc.'s reports over the past two (2) years or the financial statements of the Company contained any adverse opinion or disclaimer of opinion, or was qualified or was modified as to uncertainty, audit scope of accounting principles. Nor have there been any disagreement with the Company and Schumacher & Associates, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two (2) years other than initial disagreements with respect to the appropriate carrying value of the Company's investment in a portfolio security, which were subsequently resolved to the satisfaction of the Company and Schumacher & Associates, Inc.

     The Company has retained the accounting firm of KPMG Peat Marwick LLP to serve as the Company's principal accountant to audit the Company's financial statements. This engagement is effective May 15, 1995. KPMG Peat Marwick LLP has acted as principal independent accountant for Cell Robotics, Inc., a New Mexico corporation ("CRI") which currently operates as a wholly-owned subsidiary of the Company. KPMG Peat Marwick LLP is expected to be retained as the Company's principal accountant for the fiscal year ending December 31, 1997.

     Prior to its engagement as the Company's principal independent accountant, KPMG Peat Marwick LLP has not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     Representatives of KPMG Peat Marwick LLP, are not expected to be present at the Annual Meeting of Shareholders. However, should representatives of KPMG Peat Marwick LLP attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire or to respond to appropriate questions.


6.   OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the company at its address noted on this Proxy Statement.


                                   CELL ROBOTICS INTERNATIONAL, INC.



                                   By:  /s/ Craig T. Rogers
                                        ----------------------------
                                        Craig T. Rogers, Secretary




                              1998 Annual Meeting

     No definitive date for the Annual Meeting of Shareholders in 1998 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1998 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than March 31, 1998.

                       CELL ROBOTICS INTERNATIONAL, INC.

                   PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Dr. Ronald K. Lohrding or Craig T. Rogers (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Cell Robotics International, Inc. (the "Company") to be held at 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107 on June 6, 1997 at 10:00 o'clock a.m., or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

     (1)  FOR ___________     WITHHOLD AUTHORITY ___________

          To elect all of the nominees listed below:

          Dr. Ronald K. Lohrding, Craig T. Rogers, Mark Waller
                          and Dr. Raymond Radosevich

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

     -------------------------------------------------------------------

     (2)  FOR ___________     AGAINST ___________    ABSTAIN ___________

To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Incentive Stock Option Plan by an additional 250,000 shares.

     (3)  Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.
(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)
(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.) Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                              Date __________________________________, 1997

                              _____________________________________________
                              Name (please type or print)

                              _____________________________________________
                              Signature

                              _____________________________________________
                              Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.